SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934.

                               September 11, 2001
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               Date of Report (Date of earliest event reported)


                           CCC GLOBALCOM CORPORATION
                           -------------------------
          (Name of Small Business Issuer as specified in its charter)

                  Nevada                              36-36939936
                  ------                              -----------
                  (State or other jurisdiction of(I.R.S. employer incorporation or organization identification No.)

                          SEC File Number 33-30365-C

          1250 Wood Branch Park Drive, 6th Floor, Houston, TX 77079
                     (Address of principal executive offices)


        Registrant's telephone no., including area code: (281) 529-4600
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         (Former name or former address, if changed since last report)





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Item 2.   Acquisitions or Disposition of Assets

     CCC GlobalCom Corporation ("CCC Globalcom") (OTCBB: CCGC), is a telecommunications holding company headquartered in Houston, Texas. CCC Globalcom is a facilities-based integrated communications provider offering a full range of communications services to commercial and residential customers, while providing for a single point of contact through bundled billing services.

     On September 11, 2001, CCC GlobalCom, through its wholly-owned subsidiary, Ciera Network Systems, Inc., acquired substantially all of the assets of Omniplex Communications Group, LLC ("Omniplex"). Omniplex is authorized as a Competitive Local Exchange Carrier (CLEC) to provide local telephone service in 21 states and to provide long distance service as an Inter-Exchange Carrier
(IXC) in 17 states. In addition to local and long distance telephone service, Omniplex offers sales and service of telephone and advanced communications equipment, high-speed Internet access and web hosting, Virtual Private Networks, Frame Relay/ATM, Internet based unified messaging, ISDN and xDSL services, advanced unified voice mail/e-mail/fax services, and enhanced wireless services, all billed on a consolidated monthly statement.

     Omniplex provides approximately 15,000 business lines and 900 residential lines to approximately 4,550 customer locations in Arkansas, California, Florida, Illinois, Kansas, Kentucky, Louisiana, Missouri, Nebraska, New Jersey, New York, Ohio, Oklahoma, Pennsylvania, Tennessee, Texas and Wisconsin. Approximately 90% percent of the Omniplex customer base is comprised of small and medium- sized business customers. The most significant concentrations of Omniplex"s telephony customers are in the St. Louis, Kansas City and southeastern Missouri markets.

     At the times of acquisition of the Omniplex assets, Omniplex was a debtor in possession under Chapter 11 of the United States Bankruptcy Code under the jurisdiction of the United States Bankruptcy Court for the Eastern District of Missouri, Easter Division. On August 27, 2001, the Bankruptcy Court approved the asset purchase agreement entered into by and between CCC Globalcom and Omniplex and the Bankruptcy Court entered an order approving the sale of the Omniplex Assets to CCC Globalcom.

       The assets acquired included, but were not limited to:

     1. All of the fixed assets (including all machinery, equipment, furniture, fixtures, supplies and materials) owned by Omniplex;

     2. All work in process and unbilled receivables of Omniplex;

     3. All  accounts  receivable,  security  deposits  with  landlords or other parties to Assumed Contracts, all rights to pre-paid carrier payments (including, without limitation, the right to receive any refunds for security deposits or other advance payments with the Omniplex's carriers), notes receivables and other obligations owing to Omniplex;


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     4. Omniplex's Long Distance ("LD" Business and the Certified Local Exchange
Carrier ("CLEC") Business;

     5. All customers lists and contract rights of Omniplex, including, without limitation, all written or oral letters of agency of all local and long distance customers of Omniplex;

     6. All rights possessed or utilized by Omniplex with respect to all computer hardware and computer software owned, leased, licensed or otherwise utilized by Omniplex;

     7. All rights possessed or utilized by Omniplex with respect to all existing or pending trade names, trade marks, service marks, copyrights, patents and other intellectual property and all marketing literature and other materials owned, licensed or otherwise utilized by Omniplex;

     8.  All  existing  books  and  records  of  Omniplex,   including,  without
limitation, all of the books and records relating to the Omniplex's customer lists;

     9. All licenses, permits and certifications owned and/or held by Omniplex;

     10. All goodwill of Omniplex;

     11. Omniplex's name, "Omniplex," and any derivative thereof, its logo, assumed name or names of Omniplex, along with any common law, state or federal trademark rights to said names(s), logos or marks;

     12. Omniplex's interest in various assumed contracts;

     13. All web sites, URL's and domain names of Omniplex; and

     14. All cash, any rights of Omniplex to receive refunds of cash from any party, bank accounts, deposit accounts, negotiable instruments, or any kind, wherever located. and property of Omniplex, wherever located.

     The purchase price for the acquired assets was approximately $ 8,125,000, payable as follows:

     Proceeds from a revolving line of credit from RFC Captial $ 8,125,000.

     The acquisition was funded by a $10,000,000 revolving line of credit provided by RFC Capital.

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Item 7. Financial Statements and Exhibits

     A. Financial Statements. As of the date of the filing of this Form 8-K filing relating to the acquisition described in Item 2, it is impractical for CCC Globalcom to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after September the date this Form 8-K was filed.

     B. Exhibits.

      10.1   Asset Purchase Agreement
      10.2   First Amendment to Asset Purchase Agreement
      10.3   Amended and Restated Loan and Security Agreement


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 24, 2001                 CCC GLOBALCOM CORPORATION


                                    By /s/   Ziad A. Hakim
                                       ----------------------------------------
                                                Ziad A. Hakim, CEO



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